UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Boulevard, Suite 1400 Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 691-4367

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2025, the Board of Directors of the Company (“Board”) appointed Jeremy White, age 45, to serve as the Company’s Chief Executive Officer effective March 17, 2025. Prior to joining the Company, from 2021 to 2024, Mr. White was President of Four Sigmatic, a private wellness company developing and offering coffees, elixirs and supplements that focus on the functional benefits of mushrooms. Prior to joining Four Sigmatic, Mr. White was the COO/CFO for Belcampo Meat Company for several months in 2021. From 2016 to 2021, Mr. White served as CFO/COO for Country Archer Provisions. From 2014 to 2016 Mr. White served as the Senior Director Strategic Initiatives for MS International. Mr. White holds a Bachelor of Science degree in Economics from the University of Pennsylvania, Wharton School and a Bachelor of Arts in International Studies and Spanish degree from University of Pennsylvania.

There are no family relationships between Mr. White and any other director or executive officer of the Company. There are no understandings or arrangements between Mr. White and any other person pursuant to which Mr. White was appointed as Chief Executive Officer. Mr. White has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreements

On March 17, 2025, the Company entered into an employment agreement with Jeremy White to serve as the Company’s Chief Executive Officer. The employment agreement is for an initial term of one (1) years commencing on March 17, 2025 and will automatically renew for successive one (1) year terms unless the employment agreement is expressly cancelled by either Mr. White or the Company sixty (60) days prior to the end of the then current term. Under the terms of the employment agreement, Mr. White receives an annual base salary of $120,000, which may be increased from time to time with the approval of the Board. Subject to the Board’s determination, Mr. White will also be eligible to receive an incentive performance bonus based upon the Company’s performance with respect to applicable performance targets as determined by the Board. In addition, Mr. White is entitled to participate in the Company’s employee benefit plans and programs applicable to employees and executives. The employment agreement contains certain rights of Mr. White and the Company to terminate Mr. White’s employment, including a termination by the Company for “Cause” as defined in the employment agreement, and termination by Mr. White for “Good Reason” as defined in the employment The employment agreement contains customary non-compete, non-disclosure and non-solicitation provisions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

10.1	Employment Agreement with Jeremy White dated March 17, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2025	VERITAS FARMS, INC.

	By:	/s/ Thomas E. Vickers
Thomas E. Vickers, Chairman of the Board

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